PRESS RELEASE

SOURCE: First Trust Advisors L.P.

First Trust Announces Expected Effective Date of First Trust Specialty Finance and Financial Opportunities Fund Reorganization into FT Confluence BDC & Specialty Finance Income ETF

Wheaton, IL – (BUSINESS WIRE) – June 6, 2025 – First Trust Advisors L.P. (“FTA”) announced today that, subject to the satisfaction of certain customary closing conditions, the reorganization of First Trust Specialty Finance and Financial Opportunities Fund (NYSE: FGB), a closed-end management investment company, managed by FTA and sub-advised by Confluence Investment Management LLC (“Confluence”), into FT Confluence BDC & Specialty Finance Income ETF (NYSE Arca: FBDC), an actively managed exchange-traded fund (“ETF”) managed by FTA and sub-advised by Confluence, is expected to become effective immediately before the opening of the NYSE on June 30, 2025.

As previously announced, the shareholders of FGB approved FGB’s reorganization into FBDC at a Special Meeting of Shareholders on May 5, 2025. The reorganization was approved by the Board of Trustees of each of FGB and FBDC on September 8-9, 2024.

Upon the completion of the transaction, which is expected to be tax-free, the assets of FGB will be transferred to, and the liabilities of FGB will be assumed by, FBDC. The shareholders of FGB will receive shares of FBDC with a value equal to the aggregate net asset value of the shares of FGB held by them.

FGB is a diversified, closed-end management investment company that seeks to provide a high level of current income, with a secondary objective of attractive total return. Under normal market conditions, FGB pursues its investment objectives by investing at least 80% of its Managed Assets in a portfolio of securities of specialty finance and other financial companies that Confluence believes offer attractive opportunities for income and capital appreciation. “Managed Assets” means the total asset value of FGB minus the sum of FGB’s liabilities other than the principal amount of borrowings, if any.

FBDC is an actively managed ETF that seeks to provide a high level of current income, with a secondary objective of attractive total return. FBDC pursues these investment objectives by investing in BDCs and other specialty finance companies that Confluence believes offer attractive opportunities for income and capital appreciation.

FTA is a federally registered investment advisor and serves as the Fund's investment advisor. FTA and its affiliate First Trust Portfolios L.P. (“FTP”), a FINRA registered broker-dealer, are privately-held companies that provide a variety of investment services. FTA has collective assets under management or supervision of approximately $255 billion as of April 30, 2025 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts. FTA is the supervisor of the First Trust unit investment trusts, while FTP is the sponsor. FTP is also a distributor of mutual fund shares and exchange-traded fund creation units. FTA and FTP are based in Wheaton, Illinois.

Confluence Investment Management LLC, an SEC registered investment advisor, serves as the investment sub-advisor to FGB and the new ETF. The Confluence team has more than 600 years of combined financial experience and 400 years of portfolio management/research experience, maintaining a track record that dates back to 1994. As of March 31, 2025, Confluence had $12.7 billion in assets under management and advisement (assets under management = $7.2 billion; assets under advisement = $5.5 billion).

Additional Information / Forward-Looking Statements

This press release is not intended to, and shall not, constitute an offer to purchase or sell shares of FGB or FBDC. Certain statements made in this news release that are not historical facts are referred to as “forward-looking statements” under the U.S. federal securities laws. Actual future results or occurrences may differ significantly from those anticipated in any forward- looking statements due to numerous factors. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ from the historical experience of FTA and the funds managed by FTA and its present expectations or projections. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. FTA, FGB and FBDC undertake no responsibility to update publicly or revise any forward-looking statements.

An investor should carefully consider the investment objectives, risks, charges and expenses of FGB or FBDC, as applicable, before investing. The prospectuses for FGB and FBDC contain this and other important information and are available free of charge by calling toll-free at 1-800-621-1675 or writing FGB or FBDC at 120 East Liberty Drive, Suite 400, Wheaton, IL 60187. The prospectus should be read carefully before investing.

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CONTACT: Jeff Margolin – (630) 517-7643

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CONTACT: Jim Dykas – (630) 517-7665

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SOURCE: First Trust Advisors L.P.